EXHIBIT 99.3

CONSENT OF EVERCORE GROUP L.L.C.

Special Committee of the

    Board of Directors

McMoRan Exploration Co.

1615 Poydras Street

New Orleans, Louisiana 70112

We hereby consent to the inclusion of our opinion letter dated December 5, 2012 to the Special Committee of the Board of Directors of McMoRan Exploration Co. (“MMR”) included as Annex C, and to the references thereto under the captions “SUMMARY—Opinion of Financial Advisor to the MMR Special Committee,” “SPECIAL FACTORS—Background of the Merger,” “SPECIAL FACTORS—MMR’s Reasons for the Merger and Recommendation of the MMR Special Committee and Board of Directors,” “SPECIAL FACTORS—Position of FCX as to the Fairness of the Merger and Purpose of the Merger,” “SPECIAL FACTORS—Opinion of Financial Advisor to the MMR Special Committee,” “THE MERGER AGREEMENT—Representations and Warranties” in the proxy statement/prospectus relating to the proposed merger transaction involving MMR, Freeport McMoRan Copper & Gold Inc. and INAVN Corp., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Gulf Coast Ultra Deep Royalty Trust filed with the U.S. Securities and Exchange Commission on December 28, 2012, as amended by Amendment No. 1 to the Registration Statement on Form S-4 of Gulf Coast Ultra Deep Royalty Trust filed with the U.S. Securities and Exchange Commission on February 8, 2013, as further amended by Amendment No. 2 to the Registration Statement on Form S-4 of Gulf Coast Ultra Deep Royalty Trust filed with the U.S. Securities and Exchange Commission on March 11, 2013 (the “Registration Statement”). Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ Timothy J. Carlson
Timothy J. Carlson
Senior Managing Director

New York, New York

March 11, 2013